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                                                                    EXHIBIT 10.8

                               FIRST AMENDMENT TO
                         THE FIRST AMENDED AND RESTATED
                     1997 STOCK OPTION AND INCENTIVE PLAN OF
          AMB PROPERTY CORPORATION AND AMB INVESTMENT MANAGEMENT, INC.
                        AND THEIR RESPECTIVE SUBSIDIARIES

         This First Amendment (this "Amendment") to the First Amended and Restated 1997 Stock Option and Incentive Plan of AMB Property Corporation and AMB Investment Management, Inc. and their Respective Subsidiaries (the "Plan") is hereby adopted pursuant to Section 10.2 of the Plan, effective as of March 5, 1999, subject to stockholder approval of this Amendment. All capitalized terms used in this Amendment without definition have the meanings assigned to them in the Plan.

         Subsection (a) of Section 2.1 of the Plan is hereby amended to read in its entirety as follows:

                  "(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be shares of Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such awards under the Plan shall not exceed Eight Million Nine Hundred Fifty Thousand (8,950,000). The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares."

         All other provisions of the Plan remain the same.

         This Amendment will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Amendment. Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted and Restricted Stock or Deferred Stock may be awarded pursuant to this Amendment prior to such stockholder approval; provided that, to the extent that the shares of Common Stock subject to such awards exceed the number of shares of Common Stock available under the Plan without giving effect to this Amendment, such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when this Amendment is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments previously granted and all such Restricted Stock or Deferred Stock previously awarded under this Amendment in excess of the number of shares of Common Stock available under the Plan without giving effect to this Amendment shall thereupon be canceled and become null and void.

         I hereby certify that the foregoing First Amendment to the First Amended and Restated 1997 Stock Option and Incentive Plan of AMB Property Corporation and AMB Investment Management, Inc. and their Respective Subsidiaries was duly adopted by the Board of Directors of AMB Property Corporation on March 5, 1999 and by the stockholders of AMB Property Corporation on May 7, 1999.




                                          --------------------------
                                          David S. Fries
                                          Secretary